UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 8, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On February 14, 2006, EXCO Resources, Inc., a Texas corporation (“EXCO”), filed a Current Report on Form 8-K (the “Original Form 8-K”), dated February 8, 2006, to report certain events in connection with the pricing of its initial public offering (“IPO”) of 50,000,000 shares of its common stock, par value $.001 per share (“Common Stock”).  This Form 8-K/A Amendment No. 1 amends and supplements the following Items in the Original Form 8-K to disclose certain events in connection with the closing (the “Closing”) of the IPO on February 14, 2006.

1.01 Entry into a Material Definitive Agreement.

Underwriting Agreement for Initial Public Offering of Common Stock

On February 8, 2006, EXCO entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., and Goldman, Sachs & Co., as representatives of the underwriters identified therein (collectively, the “Underwriters”).  The Underwriting Agreement relates to the issuance and sale by EXCO of 50,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”).  EXCO has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase an aggregate of 7,500,000 additional shares of Common Stock (the “Option Shares”) at the initial offering price per share.  The Underwriters may exercise this option solely to cover over-allotments, if any, made in connection with the offering.  The price per Share to the Underwriters is $12.35 per Share, and the Underwriters will initially offer the Shares to the public at $13.00 per Share.  The offering of the Shares was made under a Registration Statement on Form S-1 (Registration No. 333-129935) filed on November 23, 2005, as amended by Amendment No. 1 to the Registration Statement filed on January 6, 2006, Amendment No. 2 to the Registration Statement filed on January 27, 2006, and Amendment No. 3 to the Registration Statement filed on February 6, 2006, and a final prospectus, dated February 8, 2006 (the “Prospectus”), filed pursuant to of the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”).  The Shares were delivered to the Underwriters on February 14, 2006.

The Underwriting Agreement provided that the Underwriters’ obligations to purchase the Shares depended upon the satisfaction of the conditions contained in the Underwriting Agreement.  The conditions contained in the Underwriting Agreement included the condition that the representations and warranties made by EXCO to the Underwriters were true, that there had been no material adverse change to EXCO’s condition or in the financial markets, that EXCO and EXCO Holdings Inc., a Delaware corporation (“Holdings”), shall conduct the merger of Holdings with and into EXCO on the date of payment for the Shares by the Underwriters, and that EXCO delivered to the Underwriters customary closing documents.  The Underwriters were obligated to purchase all of the Shares (other than those covered by the option described above) if they purchased any of the Shares.

EXCO agreed to indemnify the Underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute payments that may be required to be made in respect of these liabilities.  In addition, EXCO and Holdings agreed that, for a period of 180 days from the date of the initial offering of the Shares, EXCO and Holdings would not, without the prior written consent of J.P. Morgan Securities Inc., offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of the Common Stock, any share of common stock of Holdings (“Holdings Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or Holdings Stock or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or Holdings Stock, except for the sale to the Underwriters in the IPO, any shares of Common Stock issued upon the exercise of options granted under existing stock option plans, grants by EXCO of any restricted securities or options to purchase Common Stock in accordance with the terms of the Holdings 2005 Long-Term Incentive Plan (the “Plan”), the filing by EXCO of one or more registration statements on Form S-8 relating to the issuance and exercise of options to purchase Common Stock granted under the Plan, and shares of Common Stock issued in accordance with the terms of the 15% Series A Preferred Stock (“TXOK Preferred Stock”) of TXOK Acquisition, Inc., a Delaware corporation (“TXOK”).  Notwithstanding the foregoing, if (1) during the last 17 days of such 180-day restricted period EXCO issues an earnings release or the occurrence of the material news or material event or (2) prior to the expiration of such 180-day restricted period, EXCO announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the foregoing restrictions shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Certain of the Underwriters and their affiliates have provided in the past to EXCO and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for EXCO and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in EXCO’s debt or equity securities or loans, and may do so in the future.  JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc., Goldman Sachs Credit Partners L.P., an affiliate of Credit Suisse Securities (USA) LLC (acting through its Cayman Islands Branch) and McDonald Investments Inc., affiliates of J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets, respectively, were lenders under the $350,000,000 Interim Bank Loan of Holdings (the “Interim Bank Loan”) that was paid in full and terminated concurrently with the Closing of the IPO.  JPMorgan Chase Bank, N.A. and KeyBank National Association, an affiliate of KeyBanc Capital Markets, are also lenders under the $500,000,000 Senior Secured Revolving Credit Facility of TXOK (the “TXOK Credit Facility”).  In addition, an affiliate of Credit Suisse Securities (USA) LLC (acting through its Cayman Islands Branch) was a lender under the $200,000,000 Senior Secured Second Lien Term Facility of TXOK (the “TXOK Term Loan”) that was paid in full and terminated concurrently with the Closing of the IPO.  J.P. Morgan Securities Inc. was the sole bookrunner and sole lead arranger under the Interim Bank Loan, the TXOK Credit Facility, and the TXOK Term Loan.  In addition, JPMorgan Chase Bank, N.A., an affiliate of Credit Suisse Securities (USA) LLC (acting through its Cayman Islands Branch) and KeyBank National Association are lenders, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC are joint lead arrangers, and J.P. Morgan Securities Inc. is sole bookrunner under EXCO’s credit agreement (the “Credit Agreement”).  JPMorgan Chase Bank, N.A. is the administrative agent for all four facilities.  A portion of the proceeds from the IPO, together with cash on hand and additional borrowings under the Credit Agreement, were used to repay borrowings under the Interim Bank Loan, the TXOK Credit Facility and the TXOK Term Loan.  Bear Growth Capital Partners, LLC, an affiliate of Bear, Stearns & Co. Inc., and two employees of Bear, Stearns & Co. Inc. purchased in aggregate 2.0 million shares of Holdings Stock in its equity buyout completed on October 3, 2005.  EXCO is a party to derivative financial instruments with affiliates of J.P. Morgan Securities Inc.  Because more than 10% of the net proceeds of the IPO were paid to affiliates of the underwriters, the IPO was conducted pursuant to Conduct Rule 2710(h) of the National Association of Securities Dealers, Inc., or the NASD.  That rule requires that the price at which shares of Common Stock are to be distributed to the public can be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD.  A.G. Edwards & Sons, Inc. has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the Registration Statement and the Prospectus.  EXCO is agreed to indemnify A.G. Edwards & Sons, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.  A.G. Edwards & Sons, Inc. also acted as a financial advisor to EXCO’s Board of Directors with respect to some of the transactions that will occur concurrently with the Closing of the IPO.

The description contained in this Item 1.01 of certain terms of the Underwriting Agreement and the transactions contemplated by the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1.  The

Underwriting Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about EXCO.

Initial Public Offering of Common Stock

As described above, EXCO closed the IPO on February 14, 2006.  In conjunction with the effectiveness of the Registration Statement, EXCO has become a required reporting issuer under the Securities Exchange Act of 1934, as amended.  In addition, EXCO’s shares of Common Stock have been listed and are trading on the New York Stock Exchange.

The net proceeds from the IPO, together with cash on hand and additional borrowings under the Credit Agreement, were used to:

•  repay $350.0 million in principal plus accrued and unpaid interest under the Interim Bank Loan incurred by Holdings in connection with its equity buyout completed on October 3, 2005;

•  redeem the TXOK Preferred Stock issued by TXOK, an affiliate of Holdings, in connection with the ONEOK Energy acquisition (defined and described more fully below) for $150.0 million plus accumulated unpaid dividends;

•  repay $200.0 million of principal plus accrued and unpaid interest under the TXOK Term Loan and repay approximately $171.8 million in principal plus accrued and unpaid interest under the TXOK Credit Facility, all incurred in connection with the ONEOK Energy acquisition; and

•  repay $3.7 million in fees and expenses in connection with the IPO.

Concurrent with the Closing of the IPO, including the redemption of the TXOK Preferred Stock, Holdings merged with and into EXCO, with EXCO as the surviving corporation.  The outstanding shares of Holdings Stock were cancelled as a result of the merger and such shares were exchanged for the same number of shares of EXCO’s Common Stock.  As a result of the merger, TXOK became a wholly-owned subsidiary of EXCO and TXOK and its subsidiaries became guarantors under EXCO’s Indenture.  EXCO also became a guarantor of certain secured revolving indebtedness of TXOK and TXOK likewise agreed to guarantee EXCO’s secured revolving credit facility.

On February 21, 2006, EXCO issued 3,615,200 additional shares of its Common Stock pursuant to an exercise by the Underwriters of their over-allotment option.  The shares were sold to the Underwriters at $12.35 per share in accordance with the terms of the Underwriting Agreement for net proceeds of approximately $44.7 million.  The net proceeds were used to reduce outstanding indebtedness under the Credit Agreement.

ONEOK Energy Acquisition

On September 27, 2005, an affiliate of Holdings, TXOK, completed the acquisition of ONEOK Energy Resources Company and ONEOK Energy Resources Holdings, L.L.C. (collectively, “ONEOK Energy”) for an aggregate purchase price of approximately $642.9 million ($634.8 million after contractual adjustments).  ONEOK Energy had proved reserves, estimated as of July 31, 2005, of approximately 223.3 billion cubic feet of natural gas equivalent, primarily located in the East Texas and Mid-Continent areas.  Holdings made a $20 million equity investment in TXOK.  Concurrently with the completion of the ONEOK Energy acquisition, TXOK issued $150.0 million liquidation amount of TXOK Preferred Stock, which represented 90% of the voting rights of TXOK, to an entity controlled by one of EXCO’s current directors, Boone Pickens (Mr. Pickens did not become a director of EXCO until October 3, 2005, the same date Mr. Pickens became a significant stockholder of Holdings).  TXOK also funded the ONEOK Energy acquisition with approximately $308.8 million of borrowings under the TXOK Credit Facility and $200.0 million of borrowings under the TXOK Term Loan.

As described above, a substantial portion of the TXOK indebtedness was repaid concurrently with the Closing of the IPO.  In addition, the TXOK Preferred Stock was redeemed for cash in the amount of

$150.0 million plus accrued and unpaid dividends at an annual rate of 15%.  The holder of the TXOK Preferred Stock was also entitled to a redemption premium whereby it had the option to receive EXCO’s Common Stock, cash, or a combination thereof, necessary to produce an overall 23% annualized rate of return on the stated value of the TXOK Preferred Stock as of the date of the redemption.   The holder elected to take this redemption premium in EXCO’s Common Stock and received 388,889 shares of Common Stock.  Upon completion of the redemption, TXOK became a wholly-owned subsidiary of EXCO.

Agreement and Plan of Merger

On February 9, 2006, EXCO entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Holdings.  The Merger Agreement provided that, upon the terms set forth in the Merger Agreement, Holdings would be merged with and into EXCO, with EXCO continuing as the surviving corporation.

The Merger Agreement was unanimously approved by the Board of Directors of EXCO and the Board of Directors of Holdings.  The Merger Agreement was also approved by the sole shareholder of EXCO and holders of a majority of the outstanding shares of Holdings Stock.

On February 14, 2006, Holdings merged with and into EXCO pursuant to the terms of the Merger Agreement, with EXCO as the surviving corporation of the merger.  Concurrently with the Closing of the IPO (the “Effective Time”), each issued and outstanding share of Holdings Stock was converted into one share of Common Stock as consideration for the merger.  As of the Effective Time, all issued shares of Holdings Stock, whether or not outstanding, were no longer outstanding and were automatically cancelled and extinguished and cease to exist.  In accordance with the Plan, at the Effective Time, each share of Holdings Stock subject to the unexercised portion of outstanding Incentives (as defined in the Plan), were substituted for one share of Common Stock, such outstanding Incentives are thereafter exercisable for Common Stock in accordance with the terms of such Incentives.  In addition, the Plan was fully assumed by EXCO and was automatically renamed the “EXCO Resources, Inc. 2005 Long-Term Incentive Plan.”

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.  The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about EXCO.

Sixth Amendment to Third Amended and Restated Credit Agreement

On February 14, 2006, EXCO entered into the Sixth Amendment (“Sixth Amendment”) to its Credit Agreement with EXCO Operating, LP, a Delaware limited partnership (“Operating”), North Coast Energy, Inc., a Delaware corporation (“North Coast”), North Coast Energy Eastern, Inc., a Delaware corporation (together with EXCO, Operating and North Coast, collectively, the “Borrowers”), JPMorgan Chase Bank, NA (“JPMorgan”), certain lenders, BNP Paribas, as syndication agent, The Bank of Nova Scotia, as co-documentation agent, and Toronto Dominion, (TEXAS), Inc., as co-documentation agent.  The Sixth Amendment permits the Borrowers to guarantee the debt and other obligations of TXOK under the TXOK Credit Facility. Upon consummation of the IPO, EXCO’s access under the Credit Agreement to its full borrowing base of $145.0 million was restored. In addition, the Borrowers agreed to indemnify JPMorgan, the lenders and their officers, employees, agents, attorneys and representatives against certain claims.

This description of the Sixth Amendment is qualified in its entirety by reference to the full text of the Sixth Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Guarantee

On February 14, 2006, EXCO entered into a Guarantee (“Guarantee”) in favor of JPMorgan, as administrative agent for certain lenders that are parties to the TXOK Credit Facility.  The Guarantee provides that EXCO and its subsidiaries will guarantee the debt and other obligations of TXOK under the TXOK Credit Facility.  In addition, EXCO and its subsidiaries agreed to indemnify JPMorgan, the lenders and their officers, employees, agents, attorneys and representatives against certain claims.

This description of the Guarantee is qualified in its entirety by reference to the full text of the Guarantee, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

TXOK Credit Facility

Upon the redemption of the TXOK Preferred Stock on February 14, 2006, TXOK became a wholly-owned subsidiary of EXCO.  TXOK and its subsidiaries are parties to the TXOK Credit Facility, which is now guaranteed by EXCO and its subsidiaries.  The TXOK Credit Facility is a $500.0 million revolving credit facility, subject to a semi-annually determined borrowing base. The initial borrowing base is $325.0 million, of which approximately $308.8 million was drawn down by TXOK to acquire ONEOK Energy Resources Company and ONEOK Energy Resources Holdings, L.L.C.  Concurrently with the Closing of the IPO, approximately $185.8 million in borrowings were repaid under the TXOK Credit Facility leaving $123.0 million outstanding.  EXCO intends to combine the TXOK Credit Facility with its Credit Agreement at a later date.

The TXOK Credit Facility bears interest at a fluctuating rate of interest which is a variable margin in excess of reference rates based on either the prime rate or LIBOR. The margin increases with the borrowing base usage under the TXOK Credit Facility. The TXOK Credit Facility matures September 27, 2009 and is secured by a first priority lien and security interest in TXOK’s oil and natural gas properties as well as the capital stock of its subsidiaries. The TXOK Credit Facility is guaranteed by all existing and future direct or indirect material domestic subsidiaries of TXOK as well as by EXCO and its subsidiaries.

The TXOK Credit Facility financial covenants include, among other covenants, the following:

• minimum current ratio of 1.0 to 1.0;

• maximum total debt to EBITDAX of 3.75x for the fourth quarter in 2005 (net of acquired ONEOK Energy hedges), with a step down to 3.5x beginning in the first quarter of 2006; and

• minimum EBITDAX to interest of 2.5x.

This description of the TXOK Credit Facility is qualified in its entirety by reference to the full text of the TXOK Credit Facility, a copy of which, as amended, is attached hereto as Exhibits 10.3, 10.4 and 10.5 and incorporated herein by reference.

Subsidiary Guaranty

On February 14, 2006, TXOK and its subsidiaries entered into a Subsidiary Guarantee (the “Subsidiary Guaranty”) in favor of JPMorgan, as administrative agent for certain lenders that are parties to the Credit Agreement.  The Subsidiary Guarantee provides that TXOK and its subsidiaries will guarantee the debt and other obligations of EXCO and certain of its subsidiaries under the Credit Agreement.

This description of the Subsidiary Guaranty is qualified in its entirety by reference to the full text of the Subsidiary Guaranty, a copy of which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Third Supplemental Indenture

On February 14, 2006, EXCO entered into the Third Supplemental Indenture (the “Supplemental Indenture”) to the Indenture (the “Indenture”) dated as of January 20, 2004, with TXOK, TXOK’s subsidiaries, and Wilmington Trust Company, as trustee.  Pursuant to the Supplemental Indenture, TXOK and its subsidiaries agreed to guarantee EXCO’s obligations under its 7¼% senior notes due 2011 (“Senior Notes”) and the Indenture governing the Senior Notes.

This description of the Supplemental Indenture is qualified in its entirety by reference to the full text of the Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.1 and incorporated herein by reference.

The Registration Rights Agreement

Overview.   The Registration Rights Agreement was assumed by EXCO as a result of the merger of Holdings with and into EXCO. The Registration Rights Agreement entitled the holders of Holdings Stock, whose shares have been converted into shares of EXCO’s Common Stock effective February 14, 2006 pursuant to the Merger Agreement, to certain rights with respect to the registration of shares of Common Stock for resale under the Securities Act. Holders of Common Stock who received their shares in the IPO are not a party to or subject to this agreement.  The parties to this agreement include our directors, officers, and other shareholders, including EXCO employees and their affiliates who acquired shares of Holdings in the equity buyout transaction completed on October 3, 2005. See EXCO’s Amendment No. 1 to the Current Report on Form 8-K/A , filed on October 4, 2005, for a description of the equity buyout transaction.

Registrations.  Pursuant to the Registration Rights Agreement, after the IPO, all holders of unregistered shares of Common Stock who are subject to the Registration Rights Agreement can require EXCO to register their shares in certain circumstances. In addition, at any time that EXCO files a registration statement registering other shares, the holders of shares subject to the Registration Rights Agreement can require that EXCO include their shares in such registration statement, subject to certain exceptions.

At any time on or after 180 days after the completion of the IPO, any holder of unregistered shares of Common Stock who is party to the Registration Rights Agreement may request that EXCO register up to one-third of the holder’s registrable securities in a resale registration statement. At any time on or after 365 days after the completion of the IPO, any holder of registrable securities may again require EXCO to register up to an additional one-third of the holder’s registrable securities initially covered by the Registration Rights Agreement in the same manner as the initial resale registration was made. A similar demand right will be invocable by any holder with respect to its remaining registrable securities commencing 540 days after completion of the IPO. Upon any such request for registration, EXCO would then be required to give notice of the requested registration to all other holders of registrable securities to allow such other holders to register up to one-third of their registrable securities on the same registration statement. Following the IPO, EXCO may request in writing that J.P. Morgan Securities Inc. (or the lead underwriter and sole stabilization agent of the IPO, if other than J.P. Morgan Securities Inc.) waive the registration waiting periods and registration volume limitations on resale registrations described in this paragraph. Upon or without such a request, J.P. Morgan Securities Inc. (or such other underwriter), in its sole discretion and based upon its evaluation of market conditions, the historical trading activity and liquidity of our Common Stock and other considerations it deems relevant, may waive continued application of the registration waiting periods and registration volume limitations described in this paragraph.

If EXCO at any time or from time to time proposes to register any of its securities under the Securities Act, other than in an initial public offering or registrations on Form S-4 or Form S-8, then all holders, or all former holders, of EXCO Holdings registrable securities, if such shares have not been previously registered, will be entitled to piggyback registration rights, allowing them to have their shares included in the registration. These piggyback registrations are subject to delay or termination of the registration in certain circumstances.

Postponements and limitations.  Under certain circumstances, EXCO may postpone a registration if its board of directors determines in good faith that effecting such a registration or continuing the disposition of Common Stock would have a material adverse effect on us, or would not be in our best interests. Furthermore, the underwriters of the registration may, subject to certain limitations, limit the number of shares included in the registration.

Founders common stock.  The Registration Rights Agreement provides, until the third anniversary of the Registration Rights Agreement, that the holders of Common Stock representing common stock of Holdings II issued prior to the equity buyout, or the founders, may only sell their common stock pursuant to an effective registration statement covering the resale of such founder’s shares and may not sell their shares pursuant to Rule 144 or any other exemption from registration or otherwise.

Amendments and waivers.  The provisions of the Registration Rights Agreement may not be amended, terminated or waived without the written consent of EXCO, holders of a majority of the shares then held by the outside investors and holders of a majority of the shares then held by the management investors.

Holdback arrangements.  Upon entering into the Registration Rights Agreement, each holder of registrable securities agreed that, at the request of the sole or lead managing underwriter in an underwritten offering, it will not make any short sale of, loan, grant any option for the purchase of or effect any public sale or distribution, including a sale pursuant to Rule 144 under the Securities Act, of any registrable securities during the five days prior to, and the time period (up to 90 days) requested by the underwriter following an underwritten offering. The holders of registrable securities will be subject to these restrictions for 180 days following the effective date of the registration statement filed with respect to the IPO.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 14, 2006, TXOK redeemed the TXOK Preferred Stock for $158,750,000 in cash.  EXCO issued 388,889 shares of Common Stock (the “Redemption Shares”) as the redemption premium under the terms of the Amended and Restated Certificate of Incorporation of TXOK, which is filed as Exhibit 10.8 hereto and incorporated herein by reference.  The Redemption Shares were issued at a price of $12.00 per share in accordance with the redemption terms.  The terms of the TXOK Preferred Stock were negotiated on terms believed to be fair to Holdings in order to arrange interim equity financing pending completion of the IPO.  As a result of this redemption, TXOK became a wholly-owned subsidiary of EXCO. TXOK and its subsidiaries had proved reserves, estimated as of July 31, 2005, of approximately 223.3 billion cubic feet of natural gas equivalent, primarily located in the East Texas and Mid-Continent areas. See Item 1.01 above for a description of the ONEOK Energy acquisition and the issuance of the TXOK Preferred Stock.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of the Registrant.

See Item 1.01 above regarding EXCO’s financial obligations under the Guarantee of the TXOK Credit Facility.

Item 3.02 Unregistered Sales of Equity Securities.

Concurrently with the Closing, Holdings merged with and into EXCO, with EXCO as the surviving corporation of the merger.  As a result of the merger, the 50,000,000 outstanding shares of Holdings Stock were cancelled and such shares were exchanged for the same number of shares of EXCO’s Common Stock.  This offering was conducted pursuant to an exemption from registration under Sections 3(a)(9) and 4(2) of the Securities Act and Regulation D promulgated thereunder.  See Item 1.01 above for a description of the Merger Agreement and the transactions contemplated thereby.

Concurrently with the Closing, EXCO issued the Redemption Shares to an entity controlled by one of EXCO’s current directors, Boone Pickens.  This offering was conducted pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D promulgated thereunder. See Item 1.01 above for more information regarding the redemption of TXOK Preferred Stock and the issuance of the Redemption Shares.

Item 5.05 Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

Effective February 14, 2006, EXCO amended its Code of Ethics for the Chief Executive Officer and Senior Financial Officers and its Code of Business Conduct and Ethics for Directors, Officers and Employees to comply with certain listing standards of the New York Stock Exchange.  Copies of these codes are filed as Exhibits 14.1 and 14.2 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On February 9, 2006, EXCO issued a press release announcing the pricing of the underwritten public offering of the Shares.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

On February 14, 2006, EXCO issued a press release announcing the closing of its underwritten initial public offering.  A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(a)-(b) In accordance with the requirements of Item 9.01 of Form 8-K, EXCO intends to file the required financial statements and pro forma financial information of TXOK and its subsidiaries by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(c) Exhibits

Exhibit No.	Description

1.1

Underwriting Agreement, dated February 8, 2006, by and among the Company and J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., A.G. Edwards & Sons, Inc., Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets, a division of McDonald Investments Inc.

2.1

Agreement and Plan of Merger by and between EXCO Holdings Inc. and EXCO Resources, Inc., dated as of February 9, 2006, filed as an Exhibit to EXCO’s Original Form 8-K, filed on February 14, 2006 and incorporated by reference herein.

3.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc., filed as an Exhibit to EXCO’s Original Form 8-K, filed on February 14, 2006 and incorporated by reference herein.

3.2	Amended and Restated Bylaws of EXCO Resources, Inc. , filed as an Exhibit to EXCO’s Original Form 8-K, filed on February 14, 2006 and incorporated by reference herein.

4.1	Third Supplemental Indenture, dated as of February 14, 2006, by and among EXCO Resources, Inc., TXOK Acquisition, Inc. and Wilmington Trust Company, as Trustee.

10.1

Sixth Amendment to Third Amended and Restated Credit Agreement, dated February 14, 2006, among EXCO Resources, Inc., EXCO Operating, LP, North Coast Energy, Inc., North Coast Energy Eastern, Inc., as Borrowers, and JPMorgan Chase Bank, NA, as Administrative Agent for itself and the Lenders defined therein.

10.2

Guarantee, dated February 14, 2006, among EXCO Resources, Inc., EXCO Operating, LP, North Coast Energy, Inc., North Coast Energy Eastern, Inc., ROJO Pipeline, Inc., EXCO Investment I, LLC, EXCO Investment II, LLC and Pinestone Resources, L.L.C., as Guarantors, and JPMorgan Chase Bank, NA, as Administrative Agent for itself and the Lenders defined therein.

10.3

Credit Agreement for Senior Secured Revolving Credit Facility, dated as of September 27, 2005, by and among TXOK Acquisition, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders (as defined therein), JPMorgan Chase Bank, N.A., as Administrative Agent, and J.P. Morgan Securities Inc., as Sole Bookrunner and Lead Arranger.

10.4

First Amendment to Revolving Credit Agreement, dated as of December 15, 2005, by and among TXOK Acquisition, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders (as defined therein), and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.5

Second Amendment to Revolving Credit Agreement, dated as of February 6, 2006, by and among TXOK Acquisition, Inc., as Borrower, certain subsidiaries of Borrower, as Guarantors, the Lenders (as defined therein), and JPMorgan Chase Bank, N.A., as Administrative Agent.

10.6

Subsidiary Guaranty, dated February 14, 2006, among TXOK Acquisition, Inc., TXOK Energy Resources Company, TXOK Energy Holdings, L.L.C., TXOK Texas Energy Holdings, LLC and TXOK Texas Energy Resources, L.P., as Subsidiary Guarantors, in favor of JPMorgan Chase Bank, NA, as agent for itself and the Lenders defined therein.

10.7

First Amended and Restated Registration Rights Agreement, by and among EXCO Holdings Inc. and the Initial Holders (as defined therein), effective January 5, 2006, filed as an Exhibit to EXCO’s Amendment No. 1 to the Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein.

10.8	Amended and Restated Certificate of Incorporation of TXOK Acquisition, Inc.

14.1

Code of Ethics for the Chief Executive Officer and Senior Financial Officers, filed as an Exhibit to EXCO’s Amendment No. 1 to the Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein.

14.2

Code of Business Conduct and Ethics for Directors, Officers and Employees, filed as an Exhibit to EXCO’s Amendment No. 1 to the Form S-1 (File No. 333-129935) filed on January 6, 2006 and incorporated by reference herein.

99.1

Press Release dated February 9, 2006 announcing the pricing of the initial public offering of common stock of EXCO Resources, Inc. , filed as an Exhibit to EXCO’s Original Form 8-K, filed on February 14, 2006 and incorporated by reference herein.

99.2	Audit Committee Charter of EXCO Resources, Inc., incorporated by reference to Exhibit 99.1 to the Registration Statement.

99.3	Press Release dated February 14, 2006 announcing the closing of the initial public offering of common stock of EXCO Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: February 21, 2006	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer